Exhibit 3.69

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF ORGANIZATION

OF

HARCO ENTERTAINMENT COMPANY, L.L.C.

I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that Articles of Organization of the above limited liability company have been presented to me at my office accompanied by the fees prescribed by law and that I have found such Articles conform to the provisions of the Indiana Business Flexibility Act, as amended.

NOW, THEREFORE, I hereby issue to such limited liability company this Certificate of Organization, and further certify that its existence will begin August 15, 1994.

In Witness whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fifteenth day of August, 1994

/s/ Joseph. H. Hogsett
JOSEPH. H. HOGSETT, Secretary of State

By	[ILLEGIBLE]
Deputy

ARTICLES OF ORGANIZATION

OF

HARCO ENTERTAINMENT COMPANY, L.L.C

These Articles of Organization of Harco Entertainment Company, L.L.C (the “Company”), are dated as of August 12,1994, and are being duly executed and filed by the undersigned person pursuant to the Indiana Business liability Act (the “Act”)

ARTICLE I

Name

The name of the Company is Harco Entertainment Company, L.L.C.

ARTICLE II

Registered Office and Agent

The street address of the Company’s registered office in the State of Indiana at the time of filing these Articles of Organization is 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204, and the name of its registered agent at such office is currently Rory O’Bryan.

ARTICLE III

Term of Existence

The term of existence of the Company is perpetual until dissolved in accordance with the Act of the Company’s Operating Agreement as in effect from time to time hereafter.

ARTICLE IV

Managers

The Company is to be managed by a manager or managers, appointed in accordance with and with such powers, duties and liabilities as provided in the Company’s Operating Agreement as in effect from time to time hereafter.

ARTICLE V

Other Provisions

None

IN WITNESS WHEREOF, the undersigned person has executed these Articles of Organization as of the date first above written.

/s/ Rory O’Bryan
(Signature)
Rory O’Bryan, Authorized Agent

RESTATED

ARTICLES OF ORGANIZATION

OF

HARCO ENTERTAINMENT COMPANY, L.L.C.

These Restated Articles of Organization of RDI/Caesars Riverboat Casino, L.L.C. (the “Company”), are dated as of this 28th day of December, 1995, and are being duly executed and filed by the undersigned person pursuant to the Indiana Business Flexibility Act (the “Act”):

ARTICLE I

Name

The present name of the Company is Casino, L.L.C.

The former name of the Company prior to the filing of these Restated Articles of Organization was Harco Entertainment Company, L.L.C. The date of filing of the original Articles of organization was the 12th day of August, 1995.

ARTICLE II

Registered Office and Agent

The street address of the Company’s registered office in the State of Indiana at the time of filing these Articles of Organization is 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204 and the name of the registered agent at such office is currently Rory O’Bryan.

ARTICLE III

Term of Existence

The term of existence of the Company is perpetual until dissolved in accordance with the Act or the Company’s Operating Agreement as in effect from time to time hereafter.

ARTICLE IV

Managers

The Company is to be managed by a manager or managers, appointed in accordance with and with such powers, duties and liabilities as provided in the Company’s Operating Agreement as in effect from time to time hereafter.

ARTICLE V

Other Provisions

None

IN WITNESS WHEREOF, the undersigned person has executed these Restated Articles of Organization as of the date first above written.

ROMAN HOLDING CORPORATION OF INDIANA, as General Manager

By:	[ILLEGIBLE]
Name:
Title:

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

RDI/CAESARS RIVERBOAT CASINO L.L.C.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

The name following said transaction will be:

CAESARS RIVERBOAT CASINO, LLC

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, December 15, 2005.

[SEAL OF THE STATE OF INDIANA]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, December 15, 2005.

/s/ Todd Rokita,
TODD ROKITA, SECRETARY OF STATE

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF ORGANIZATION State Form 43460 (R / 1-03) Approved by State Board of Accounts 1999	TODO ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302W. Washington St. Rm. E018 Indianapolis IN 46204 Telephone (317) 232-6578

INSTRUCTIONS:

Use 8 1/2” X 11” white paper for attachments.

Present original and one copy to the address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-18-2-5 Filling Fee: $30.00

ARTICLES OF AMENDMENT OF THE ARTICLES OF ORGANIZATION OF:
Name of Limited Liability Company	Date of Organization

RDI/Caesars Riverboat Casino, L.L.C.	August 15, 1994

The undersigned manager of member of the above referenced Limited Liability Company (hereinafter referred to as the “LLC”) existing pursuant to the provisions of: Indiana Business Flexibility Act as amended (hereinafter referred to as the “Act”), desiring to give notice of action effectuating amendment of certain provisions of its Articles of Organization, certifies the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) I                                                                                                                                                                 of the Articles of Organization is now as follows:

(NOTE: If amending the name of LLC, white Articles “I” in space above and white “The name of the LLC is                                     ” below.)

The name of the LLC is Caesars Riverboat Casino, LLC.

ARTICLE II
Date of each amendment’s adoption: December 1, 2005

(Continued on the reverse side)

ARTICLE III Compliance with Legal Requirements
The manner of the adoption of the Articles of Amendment constitute full legal compliance with the provisions of the Act, and the Articles of Organization.
I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 14th day of December, 2005.

Signature of current manager or member of LLC	Printed name of manager or member
/s/ Charles L. Atwood	Roman Holding Corporation of Indiana, by Charles L. Atwood
Signature’s title

Senior Vice President and Treasurer